Exhibit 99.1

Investor Contact: Robert Jaffe rjaffe@rjaffeco.com 424.288.4098

NANTHEALTH REPORTS 2022 FIRST QUARTER FINANCIAL RESULTS

•Q1 2022 Financial Highlights:
•Total net revenue was $16.4 million
•Gross margin was 56% of total revenue
•Post Quarter End:
•NaviNet Open Won MedTech Breakthrough “Healthcare Insurance Innovation Award.” This is the second year in a row that a NantHealth product has been recognized for this award

Morrisville, NC – May 5, 2022 — NantHealth, Inc. (NASDAQ-GS: NH), a leading provider of enterprise solutions that help businesses transform complex data into actionable insights, today reported financial results for its first quarter ended March 31, 2022.

“We are pleased to start the year with positive momentum, with our 2022 first quarter revenue increasing over the previous quarter,” said Ron Louks, Chief Operating Officer, NantHealth.

“To help drive further growth, we continue to invest in the development of our products and services, including the expansion of our cloud and data analytics capabilities. These investments are delivering results in multiple ways, including the launch of several new applications on our new cloud platform. Eviti Connect expansion continued with Autoimmune Diseases and our NantHealth Partner Portal which added on-demand customer access to interactive reporting. We are also seeing continued interest in our data enrichment services, as well as pilot programs for The OpenNMS Group Inc.’s cloud services.”

Software and Services Q1 Highlights:

•Clinical Decision Support (Eviti®):

•Signed a multi-year renewal with a leading nonprofit, multi-state health plan serving government sponsored programs. The agreement significantly expands the scope of Eviti Connect for Oncology services provided to the plan, including the addition of full delegation services and evidence-based radiation oncology care

•Expanded full delegation capabilities to include radiation oncology services in addition to medical oncology, enabling customers to assign prior authorization decisions to NantHealth

•New functionality that allows health plan customers to approve and assign a prior authorization Eviti code to portions of a treatment plan, eliminating the need for complete plan resubmission and speeding up treatment to patients

•Payer Engagement (NaviNet®):

•Received HITRUST certification, a highly stringent benchmark that ensures NantHealth continues to meet key regulations and industry-defined security requirements. This places NantHealth and NaviNet Open in an elite group of organizations worldwide that have earned this status for information security

•In May 2022, won the MedTech Breakthrough “Healthcare Insurance Innovation Award,” recognized for the platform’s innovative ability to break through digital health and technology markets

•Enhanced NaviNet Open Authorizations with new processes for automating the collection of additional procedure code modifiers and reducing the need for manual follow-up by the health plan

•Network Monitoring and Management (The OpenNMS Group, Inc.):

•Released OpenNMS Meridian 2022, the optimized and hardened version of the OpenNMS platform available to annual maintenance subscribers for use in production environments. Meridian 2022 features enhanced security, improved analytics for NetFlow processing, simplified Minion communication and enhanced geolocation with IP addresses

•Signed several new professional services agreements with customers using the Horizon and Meridian versions of the OpenNMS platform. This work in collaboration with customers helps to improve the extensibility, reliability, and scalability of the platform for the entire user community

•Completed global delivery of 1U hardware appliances, expanding the existing hardware appliance beta program with a large consumer electronics retailer

First Quarter Financial Results: 2022 vs 2021

For the 2022 first quarter:

•Total net revenue was $16.4 million compared with $16.2 million.

•Gross profit was $9.2 million, or 56% of total net revenue, compared with $9.1 million, or 56% of total net revenue.

•Selling, general and administrative (SG&A) expenses increased to $15.0 million from $12.5 million.

•Research and development (R&D) expenses increased to $5.7 million from $5.0 million.

•Net loss from continuing operations, net of tax, was $16.0 million, or $0.14 per share, compared with $15.4 million, or $0.14 per share.

•On a non-GAAP basis, net loss from continuing operations was $12.2 million, or $0.11 per share, compared with $9.6 million, or $0.09 per share.

•At March 31, 2022, cash and cash equivalents totaled $16.1 million.

Conference Call Information and Forward-Looking Statements
Later today, the company will host a conference call at 1:30 p.m. PT (4:30 p.m. ET) to review its results of operations for the first quarter ended March 31, 2022. The conference call will be available to interested parties by dialing 800-920-5526 from the U.S. or Canada, or 212-231-2907 from international locations. The call will be broadcast via the Internet at www.nanthealth.com. Listeners are encouraged to visit the website at least 10 minutes prior to the start of the scheduled presentation to register, download and install any necessary audio software. A playback of the call will be archived and accessible on the same website for at least three months.

Discussion during the conference call may include forward-looking statements regarding topics such as the company’s financial status and performance, regulatory and operational developments, and other comments the company may make about its future plans or prospects in response to questions from participants on the conference call.

Use of Non-GAAP Financial Measures
This news release contains references to Non-GAAP financial measures, including adjusted net loss and adjusted net loss per share, which are financial measures that are not prepared in conformity with United States generally accepted accounting principles (U.S. GAAP). The Company’s management believes that the presentation of Non-GAAP financial measures provides useful supplementary information regarding operational performance, because it enhances an investor’s overall understanding of the financial results for the Company’s core business. Additionally, it provides a basis for the comparison of the financial results for the Company’s core business between current, past and future periods. Other companies may define these measures in different ways. Non-GAAP financial measures should be considered only as a supplement to, and not as a substitute for or as a superior measure to, financial measures prepared in accordance with U.S. GAAP. Non-GAAP per share numbers are calculated based on one class of common stock and do not incorporate the effects, if any, of using the two-class method.

About NantHealth, Inc.
NantHealth, a member of the NantWorks ecosystem of companies, provides enterprise solutions that help businesses transform complex data into actionable insights. By offering efficient ways to move, interpret and visualize complex and highly sensitive information, NantHealth enables customers in healthcare, life sciences, logistics, telecommunications and other industries to automate, understand and act on data while keeping it secure and scalable. NantHealth’s product portfolio comprises the latest technology in payer/provider collaboration platforms for real-time coverage decision support (Eviti and NaviNet), and data solutions that provide multi-data analysis, reporting and professional services offerings (Quadris). The OpenNMS Group, Inc., a NantHealth subsidiary, helps businesses monitor and manage network health and performance. For more information, visit nanthealth.com, follow us on Twitter, Facebook, LinkedIn and YouTube and subscribe to our blog.

This news release contains certain statements of a forward-looking nature relating to future events or future business performance. Forward-looking statements can be identified by the words “expects,” “anticipates,” “believes,” “intends,” “estimates,” “plans,” “will,” “outlook” and similar expressions. Forward-looking statements are based on management’s current plans, estimates, assumptions and projections, and speak only as of the date they are made. Risks and uncertainties include, but are not limited to: our ability to successfully integrate a complex learning system to address a wide range of healthcare issues; our ability to successfully amass the requisite data to achieve maximum network effects; appropriately allocating financial and human resources across a broad array of product and service offerings; raising additional capital as necessary to fund our operations; our ability to grow the market for our software and data solutions; successfully enhancing our software and data solutions to achieve market acceptance and keep pace with technological developments; customer concentration; competition; security breaches; bandwidth limitations; our ability to integrate The OpenNMS Group, Inc. into our operations; our use and distribution of open source software; our ability to obtain necessary regulatory approvals, certifications and licenses; dependence upon senior management; the need to comply with and meet applicable laws and regulations; unexpected adverse events; and anticipated cost savings. We undertake no obligation to update any forward-looking statement in light of new information or future events, except as otherwise required by law. Forward-looking statements involve inherent risks and uncertainties, most of which are difficult to predict and are generally beyond our control. Actual results or outcomes may differ materially from those implied by the forward-looking statements as a result of the impact of a number of factors, many of which are discussed in more detail in our reports filed with the Securities and Exchange Commission.

FINANCIAL TABLES FOLLOW

NantHealth, Inc.
Consolidated Balance Sheets
(Dollars in thousands)

	March 31, 2022	December 31, 2021
	(Unaudited)
Assets
Current assets
Cash and cash equivalents	$16,078	$29,084
Accounts receivable, net	5,025	5,810
Related party receivables, net	505	506
Prepaid expenses and other current assets	4,518	4,010
Total current assets	26,126	39,410
Property, plant, and equipment, net	11,956	12,366
Goodwill	98,333	98,333
Intangible assets, net	36,807	39,039
Related party receivable, net of current	1,012	1,012
Operating lease right-of-use assets	5,673	6,048
Other assets	1,494	1,620
Total assets	$181,401	$197,828

Liabilities and Stockholders' Equity
Current liabilities
Accounts payable	$5,288	$3,204
Accrued and other current liabilities	12,712	16,358
Deferred revenue	2,704	2,440
Related party payables, net	4,302	5,161
Notes payable	—	782
Total current liabilities	25,006	27,945
Deferred revenue, net of current	1,793	2,024
Related party liabilities	40,136	38,278
Related party promissory note	112,666	112,666
Related party convertible note, net	62,285	62,268
Convertible notes, net	74,623	74,603
Deferred income taxes, net	1,680	1,775
Operating lease liabilities	5,711	6,248
Other liabilities	34,098	34,013
Total liabilities	357,998	359,820

Stockholders' deficit
Common stock, $0.0001 par value per share, 750,000,000 shares authorized; 115,550,244 and 115,505,244 shares issued and outstanding at March 31, 2022 and December 31, 2021, respectively	12	12
Additional paid-in capital	892,546	891,105
Accumulated deficit	(1,068,847)	(1,052,897)
Accumulated other comprehensive loss	(308)	(212)
Total stockholders' deficit	$(176,597)	$(161,992)
Total liabilities and stockholders' deficit	$181,401	$197,828

NantHealth, Inc.
Consolidated Statements of Operations
(Dollars in thousands, except per share amounts)
(Unaudited)

	Three Months Ended March 31,
	2022	2021
Revenue
Software-as-a-service related	$15,771	$15,757
Maintenance	464	383
Professional services	138	27
Total software-related revenue	16,373	16,167
Other	—	3
Total net revenue	16,373	16,170

Cost of Revenue
Software-as-a-service related	5,563	5,535
Maintenance	369	207
Professional services	—	7
Amortization of developed technologies	1,247	1,247
Total software-related cost of revenue	7,179	6,996
Other	—	47
Total cost of revenue	7,179	7,043

Gross Profit	9,194	9,127

Operating Expenses
Selling, general and administrative	14,980	12,502
Research and development	5,715	5,013
Amortization of acquisition-related assets	985	985
Total operating expenses	21,680	18,500

Loss from operations	(12,486)	(9,373)
Interest expense, net	(3,450)	(3,568)
Other income (expense), net	6	(2,570)
Loss from continuing operations before income taxes	(15,930)	(15,511)
Provision for (benefit from) income taxes	20	(8)
Net loss from continuing operations	(15,950)	(15,503)
Income from discontinued operations, net of tax attributable to NantHealth	—	4
Net loss	(15,950)	(15,499)
Net loss attributable to noncontrolling interests	—	(91)
Net loss attributable to NantHealth	$(15,950)	$(15,408)

Basic and diluted net loss per share attributable to NantHealth:
Total net loss per share - common stock	$(0.14)	$(0.14)

Weighted average shares outstanding
Basic and diluted - common stock	115,521,243	111,319,061

NantHealth, Inc.
Non-GAAP Net Loss from Continuing Operations Attributable to NantHealth and
Non-GAAP Net Loss Per Share from Continuing Operations Attributable to NantHealth
(Dollars in thousands, except per share amounts)
(Unaudited)

	Three Months Ended March 31,
	2022	2021
Net loss from continuing operations attributable to NantHealth	$(15,950)	$(15,412)
Adjustments to GAAP net loss from continuing operations attributable to NantHealth:
Stock-based compensation expense from continuing operations	1,390	883
Change in fair value of derivatives liability	—	(4)
Change in fair value of Bookings Commitment	94	2,463
Noncash interest expense related to convertible notes	37	323
Intangible amortization from continuing operations	2,232	2,212
Tax benefit resulting from certain noncash tax items	(40)	(43)
Total adjustments to GAAP net loss from continuing operations attributable to NantHealth	3,713	5,834
Net loss from continuing operations attributable to NantHealth - Non-GAAP	$(12,237)	$(9,578)

Weighted average basis common shares outstanding	115,521,243	111,319,061

Net loss per common share from continuing operations attributable to NantHealth - Non-GAAP	$(0.11)	$(0.09)

Reconciliation of Net Loss per Common Share from Continuing Operations Attributable to NantHealth to Net Loss per Common Share from Continuing Operations Attributable to NantHealth - Non-GAAP
(Unaudited)

	Three Months Ended March 31,
	2022	2021
Net loss per common share from continuing operations attributable to NantHealth	$(0.14)	$(0.14)
Adjustments to GAAP net loss per common share from continuing operations attributable to NantHealth:
Stock-based compensation expense from continuing operations	0.01	0.01
Change in fair value of derivatives liability	—	—
Change in fair value of Bookings Commitment	—	0.02
Noncash interest expense related to convertible notes	—	—
Intangible amortization from continuing operations	0.02	0.02
Tax benefit resulting from certain noncash tax items	—	—
Total adjustments to GAAP net loss per common share from continuing operations attributable to NantHealth	0.03	0.05
Net loss per common share from continuing operations attributable to NantHealth - Non-GAAP	$(0.11)	$(0.09)